UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2005, the Company’s Board of Directors approved changes in the composition of the three standing independent committees of the Board, described below:

Audit Committee: Effective October 1, 2005, A. John Knapp, Jr. shall no longer serve on the Audit Committee, and Gregory T. Barmore and John F. Gibson shall join the Committee. Accordingly, effective October 1, 2005, the members of the Audit Committee shall be: Charles T. McCord, III (Chairman); David E. K. Frischkorn, Jr., Gregory T. Barmore, and John F. Gibson.

Compensation Committee: Effective October 1, 2005, Charles T. McCord, III shall no longer serve on the Compensation Committee, and Eric O. English shall join the Committee. Accordingly, effective October 1, 2005, the members of the Compensation Committee shall be: David E. K. Frischkorn, Jr. (Chairman), John F. Gibson, and Eric O. English.

Nominating Committee: Effective October 1, 2005, David E.K. Frishkorn, Jr. (who had been serving as Chairman) and A. John Knapp, Jr. shall no longer serve on the Nominating Committee, and Gregory T. Barmore and Charles T. McCord, III shall join the Committee. Furthermore, Eric O. English shall become Chairman of the Committee. Accordingly, effective October 1, 2005, the members of the Compensation Committee shall be: Eric O. English (Chairman), Gregory T. Barmore, and Charles T. McCord, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: October 3, 2005

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer & Treasurer